UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ENVIVA INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 15, 2023
at 10:00 a.m. Eastern Time

This Proxy Statement Supplement (the “Supplement”) amends and supplements the definitive proxy statement of Enviva Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2023 (the “Proxy Statement”) in connection with the Company’s 2023 Annual Meeting of Stockholders to be held on June 15, 2023 at 10:00 a.m. Eastern Time (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about June 6, 2023.

This Supplement clarifies the voting standard and effect of abstentions and broker non-votes regarding “Proposal No. 6 — The Issuance Proposal” (“Proposal No. 6”). The Proxy Statement stated that for purposes of the vote to approve Proposal No. 6, abstentions and broker non-votes are counted as a vote “against” Proposal No. 6. However, the required vote to approve Proposal No. 6 is the affirmative vote of a majority of the votes cast on Proposal No. 6, and accordingly, to the extent there are any abstentions or broker non-votes on Proposal No. 6, such abstentions and broker non-votes will not affect the outcome of the vote on Proposal No. 6.

To clarify the above, this Supplement hereby revises the Proxy Statement as follows:

•	The subsection entitled “7. What are abstentions, ‘withhold votes,’ and ‘broker non-votes’?” of the Section entitled “Questions and Answers About the Proxy Statement and the Annual Meeting” in the Proxy Statement is revised to read in its entirety as follows:

Abstentions and “Withhold” Votes

If you are a stockholder of record and you vote “abstain” on the Exculpation Amendment (defined below), the resolution to approve the compensation of our Named Executive Officers, or the ratification of the appointment of the independent registered public accounting firm, your shares will not be voted on that matter but will be counted as present in person or by proxy and entitled to vote. Abstentions have the same effect as a vote “against” the Exculpation Amendment, the resolution to approve the compensation of our Named Executive Officers, and the ratification of the appointment of the independent registered public accounting firm.

If you are a stockholder of record and you “abstain” from voting on the frequency of future advisory votes to approve the compensation of our Named Executive Officers, your shares will be counted as present in person or by proxy and entitled to vote, but will have no effect on the outcome, because the frequency period that receives the most votes (every one, two, or three years) will be deemed to be the recommendation of the stockholders.

If you are a stockholder of record and you vote “withhold” in the election of a director, your shares will be counted as present in person or by proxy and entitled to vote, but will have no effect on the outcome, because the director nominees who receive the highest number of “for” votes are elected. Because the election is uncontested, this means that each director nominee will be elected provided there is a quorum and such director nominee receives at least one vote “for” such director nominee’s election.

If you are a stockholder of record and you “abstain” from voting on the Issuance Proposal (as defined below), your shares will not be voted on that matter and will have no effect on the outcome of the vote because the Issuance Proposal requires the affirmative vote of a majority of the votes cast thereon.

In all cases, if you are a stockholder of record and you vote “withhold” or “abstain”, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding shares through a nominee, you may instruct your nominee that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominees for directors, and your vote will have the same effect as described above.

“Broker Non-Votes”

If you are a beneficial owner holding shares through a nominee and you fail to instruct the nominee how your shares should be voted on a particular matter, then your broker nominee may submit a vote on your behalf on “routine” matters pursuant to the rules of the New York Stock Exchange (the “NYSE”). A broker nominee generally may not vote on “non-routine” matters without receiving your specific voting instructions. This is called a “broker non-vote.”

At the Annual Meeting, your broker nominee will not be able to submit a vote on any matter other than the ratification of the appointment of the independent registered public accounting firm, unless it receives your specific instructions. If your nominee does not receive your specific instructions for the remaining proposals, it will submit a broker non-vote.

Broker non-votes are counted as present and entitled to vote for quorum purposes, but are not considered entitled to vote and have no effect on the outcome of the election of directors, the resolution to approve the frequency of future advisory votes to approve the compensation of our Named Executive Officers, the resolution to approve the compensation of our Named Executive Officers, or the ratification of the appointment of the independent registered public accounting firm. However, because the Exculpation Amendment requires the affirmative vote of at least a majority of the voting power of the outstanding shares of our Common Stock, broker non-votes will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote of the Issuance Proposal because this proposal requires the affirmative vote of a majority of the votes cast thereon.

The broker nominee, however, will be able to vote on the ratification of the appointment of our independent registered public accounting firm even if it does not receive your instructions, so we do not expect any broker non-votes will exist in connection with this proposal.

•	The last paragraph of the subsection entitled “8. What proposals will be voted on at the Annual Meeting, and what votes are required to approve each of the proposals?” of the Section entitled “Questions and Answers About the Proxy Statement and the Annual Meeting” in the Proxy Statement is revised to read in its entirety as follows:

Proposal No. 6 — The Issuance Proposal. The proposal to approve the issuance of our Common Stock upon the conversion of our Series A Preferred Stock, par value $0.001 per share (the “Preferred Shares,” and such proposal, the “Issuance Proposal”) must be approved by the affirmative vote of a majority of the votes cast thereon. As a result, abstentions and broker non-votes will have no effect on the vote outcome.

•	The subsection entitled “Vote Required” of the Section entitled “Proposal No. 6 — The Issuance Proposal” in the Proxy Statement is revised to read in its entirety as follows:

6.    Vote Required

Approval of the Issuance Proposal requires the affirmative vote of a majority of the votes cast thereon. Abstentions and broker non-votes will have no effect on the vote outcome.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is given, then FOR the approval of the Issuance Proposal.

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